UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549
                                    ---------

                                    FORM 8-K

                                  Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     August 4, 1995


                          PRIMEDEX HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



               New York                                      13-3326724
            (State or other jurisdiction of              (I.R.S. Employer
            incorporation or organization)              Identification No.)



            1516 Cotner Avenue
            Los Angeles, California                            90025
            (Address of principal executive offices)        (Zip code)



Registrant's telephone number, including area code:     (310) 445-5666

PRIMEDEX HEALTH SYSTEMS, INC.
(the "Registrant")
- ------------------------------------------------------------------------------


Form 8-K

Item 2.  Acquisition or Disposition of Assets

On August 4, 1995 [the "Closing Date"] pursuant to a Medical Receivables Purchase and Sale Agreement dated as of July 31, 1995 [the "Agreement"], the Registrant's Primedex Corporation subsidiary ["Primedex"] sold the bulk of its portfolio of medical receivables [the "Portfolio"] to an unaffiliated third party, Bristol A/R Inc, ["Bristol"] for a cash purchase price of $9,448,061 paid in full on the Closing Date. The purchase price was established in arms-length negotiations between management of both companies and represented 19% of the face amount of the Portfolio of receivables being sold. At July 31, 1995 after allowances for doubtful accounts, the net carrying value of the Portfolio as stated on Primedex's financial statements was approximately $22,087,072. The sale was made to Bristol without recourse to Primedex except in the event of breach of Primedex's representations and warranties concerning the Portfolio made pursuant to the Agreement. The bulk of such representations and warranties concerning the Portfolio were made "to the best of Seller's knowledge after reasonable inquiry and investigation." Primedex agreed to indemnify Bristol for any damages suffered based upon any misrepresentation or breach of warranty concerning the Portfolio. However, with respect to the pending investigations of Primedex's operations by the Los Angeles District Attorney's office and by other governmental agencies, such indemnification is limited to damages arising from any indictment and conviction for criminal violations of the matters under investigation. Primedex's obligations to Bristol have been guaranteed by the Registrant and by its RadNet Management, Inc, subsidiary,

In July 1993, the Registrant determined to restructure its Primedex subsidiary and to wind down itsinvolvement in the California workers compensation industry. Primedex Corporation is treated on the Registrant's Consolidated Financial Statements as a "Discontinued Operation."


Item 7.  Financial Statements and Exhibits

(b) Pro Forma Consolidated Financial Statements [Unaudited] reflecting the sale of the Portfolio.

(c)  Exhibits - Medical Receivables Purchase and Sale Agreement.

SIGNATURES
- ------------------------------------------------------------------------------




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 PRIMEDEX HEALTH SYSTEMS, INC,
                                         (Registrant)


Dated:   August 17, 1995


                              By: /s/ Herman Roseman
                                 Herman Rosenman, Principal Executive
                                 Officer

PRIMEDEX HEALTH SYSTEMS, INC. AND AFFILIATES
- ------------------------------------------------------------------------------


PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS [UNAUDITED]
- ------------------------------------------------------------------------------




The following pro forma consolidated balance sheet as of April 30, 1995, and the pro forma consolidated statements of operations for the year ended October 31, 1994 and the six months ended April 30, 1995 gives effect to Primedex Health Systems, Inc. [the "Company"] sale of certain accounts receivable as of July 31, 1995 for a cash purchase price of $9,448,061, without recourse, to an unaffiliated third party, Bristol A/R, Inc.. The Company effected this transaction on August 4, 1995.

The pro forma information is based on the historical financial statements of Primedex Health Systems, Inc. giving effect to the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial statements.

The pro forma consolidated balance sheet assumes the transaction was effective on the balance sheet date. The pro forma statements of operations give effect to these transactions as if they had occurred on November 1, 1993. The historical statements of operations will reflect the effects of the sale of the accounts receivable portfolio from the date on which it occurred. The pro forma consolidated statements are based on the historical financial statements of Primedex Health Systems, Inc. They should be read in conjunction with the historical financial statements as filed under Forms 10K and 10Q.

PRIMEDEX HEALTH SYSTEMS, INC. AND AFFILIATES
- ------------------------------------------------------------------------------


NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
[UNAUDITED]
- ------------------------------------------------------------------------------





[A] To record the sale of the receivable portfolio of the discontinued operation as of July 31, 1995 for cash of $9,448,061. The net carrying value of these receivables as of April 30, 1995 was $25,336,744 of which approximately $3,250,000 was collected after April 30, 1995.

[B] To remove assets and liabilities of the discontinued operation resulting from the sale of the receivable portfolio of the discontinued operation. The discontinued operation was the result of a restructuring plan entered into on July 29, 1993.

[C] To adjust the accrued estimated closing costs to $2,569,601 as of April 30, 1995 as a result of the sale of the receivable portfolio of the discontinued operation.

[D] The estimated loss of approximately $4,351,000 is a material nonrecurring charge which results directly from the transaction and which will be included in the historical statement of operations of the Company within the twelve months succeeding the transaction. Such charge was not considered in the pro forma statements of operations.




                          . . . . . . . . . . . . . .

PRIMEDEX HEALTH SYSTEMS, INC. AND AFFILIATES
- ------------------------------------------------------------------------------


PRO FORMA CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 1995 [UNAUDITED]
- ------------------------------------------------------------------------------



                                                           Pro Forma    Pro Forma as
                                              Historical  Adjustments    Adjusted
Assets:
Current Assets:
  Cash and Cash Equivalents               $  2,488,984 $ 9,448,061  [A] $11,937,045
  Accounts Receivable - Net                 15,709,322          --       15,709,322
  Accounts Receivable - Net - Discontinued
   Operation                                13,044,819  (9,795,146) [A]   3,249,673
  Accrued Revenue                              675,165          --          675,165
  Prepaid and Other Current Assets             283,323          --          283,323
                                          ------------ -----------      -----------

  Total Current Assets                      32,201,613    (347,085)      31,854,528
                                          ------------ -----------      -----------

Property, Plant and Equipment - Net         25,123,954          --       25,123,954
                                          ------------ -----------      -----------

Property, Plant and Equipment -
  Net - Discontinued Operation                 676,512    (676,512) [B]          --
                                          ------------ -----------      -----------

Other Assets:
  Accounts Receivable - Net                  6,332,662          --        6,332,662
  Accounts Receivable - Net - Discontinued
   Operation                                12,291,925 (12,291,925) [A]          --
  Due from Related Parties                   2,592,007          --        2,592,007
  Goodwill - Net                            57,115,800          --       57,115,800
  Other Assets                               5,441,809      (1,122) [B]   5,440,687
                                          ------------ -----------      -----------

  Total Other Assets                        83,774,203 (12,293,047)      71,481,156
                                          ------------ -----------      -----------

  Total Assets                            $141,776,282 $(13,316,644)    $128,459,638
                                          ============ ============     ============



See Notes to Unaudited Pro Forma Consolidated Financial Statements.


PRIMEDEX HEALTH SYSTEMS, INC. AND AFFILIATES
- ------------------------------------------------------------------------------


PRO FORMA CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 1995 [UNAUDITED]
- ------------------------------------------------------------------------------



                                                           Pro Forma   Pro Forma as
                                              Historical  Adjustments    Adjusted

Liabilities and Stockholders' Equity:
Current Liabilities:
  Accounts Payable                        $  2,939,638 $        --      $ 2,939,638
  Notes Payable - Stockholders'                     --          --               --
  Accrued Expenses                           4,620,169    (152,853) [B]   4,467,316
  Notes and Leases Payable - Current        18,065,202     (14,492) [B]  18,050,710
  Other Current Liabilities                    932,400          --          932,400
  Accrued Estimated Closing Costs            5,926,828  (3,357,227) [C]   2,569,601
  Accrued Restructuring Costs                  901,443          --          901,443
                                          ------------ -----------      -----------

  Total Current Liabilities                 33,385,680  (3,524,572)      29,861,108
                                          ------------ -----------      -----------

Long-Term Liabilities:
  Subordinated Debentures Payable           25,875,000          --       25,875,000
  Notes and Leases Payable                  32,281,540     (18,325) [B]  32,263,215
  Accrued Estimated Closing Costs            5,422,736  (5,422,736) [C]          --
  Accrued Expenses                           1,378,533          --        1,378,533
                                          ------------ -----------      -----------

  Total Long-Term Liabilities               64,957,809  (5,441,061)      59,516,748
                                          ------------ -----------      -----------

Commitments and Contingencies                       --          --               --
                                          ------------ -----------      -----------

Minority Interest                            1,038,665          --        1,038,665
                                          ------------ -----------      -----------

Stockholders' Equity:
  Common Stock - $.01 Par Value, 100,000,000
   Shares Authorized; 40,026,510 Shares Issued
   and Outstanding                             400,265          --          400,265

  Paid-in Capital                          100,800,059          --      100,800,059

  Retained Earnings [Deficit]              (58,806,196) (4,351,011) [D] (63,157,207)
                                          ------------ -----------      -----------

  Total Stockholders' Equity                42,394,128  (4,351,011)      38,043,117
                                          ------------ -----------      -----------

  Total Liabilities and Stockholders' Equity141,776,282$(13,316,644)    $128,459,638


See Notes to Unaudited Pro Forma Consolidated Financial Statements.






PRIMEDEX HEALTH SYSTEMS, INC. AND AFFILIATES
- ------------------------------------------------------------------------------


PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS
ENDED APRIL 30, 1995 [UNAUDITED]
- ------------------------------------------------------------------------------


                                                           Pro Forma   Pro Forma as
                                              Historical  Adjustments    Adjusted

Revenue:
  Revenue                                    $42,869,684  $        --   $42,869,684
  Less:  Allowances                           18,803,235           --    18,803,235
                                             -----------  -----------   -----------

  Net Revenue                                 24,066,449           --    24,066,449
                                             -----------  -----------   -----------

Operating Expenses:
  Operating Expenses                          21,296,415           --    21,296,415
  Depreciation and Amortization                4,646,128           --     4,646,128
  Provision for Bad Debts                      1,626,521           --     1,626,521
                                             -----------  -----------   -----------

  Total Operating Expenses                    27,569,064           --    27,569,064
                                             -----------  -----------   -----------

  [Loss] from Operations                      (3,502,615)          --    (3,502,615)
                                             ------------ -----------   -----------

Other Revenue and [Expenses]:
  Interest Expense                            (2,887,413)          --    (2,887,413)
  Interest Income                                138,326           --       138,326
  Other Income                                 1,074,963           --     1,074,963
                                             -----------  -----------   -----------

  Total Other Revenue [Expenses]              (1,674,124)          --    (1,674,124)
                                             -----------  -----------   -----------

  [Loss] Income Before Income
   Taxes, Minority Interest in
   Income of Subsidiaries, and
   Equity in Loss of Investees                (5,176,739)          --    (5,176,739)

Minority Interest in Income of Subsidiaries      (14,298)          --       (14,298)
                                             -----------  -----------   -----------

  [Loss] from Continuing Operations          $(5,191,037) $        --   $(5,191,037)
                                             ===========  ===========   ===========

  [Loss] Per Share                           $      (.13)               $      (.13)
                                             ===========                ===========

  Weighted Average Common
   Shares Outstanding                         40,026,510                 40,026,510
                                             ===========                ===========



See Notes to Unaudited Pro Forma Consolidated Financial Statements.


PRIMEDEX HEALTH SYSTEMS, INC. AND AFFILIATES
- ------------------------------------------------------------------------------


PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
OCTOBER 31, 1994 [UNAUDITED]
- ------------------------------------------------------------------------------


                                                           Pro Forma   Pro Forma as
                                              Historical  Adjustments    Adjusted

Revenue:
  Revenue                                    $69,942,395  $        --   $69,942,395
  Less:  Allowances                           35,503,124           --    35,503,124
                                             -----------  -----------   -----------

  Net Revenue                                 34,439,271           --    34,439,271
                                             -----------  -----------   -----------

Operating Expenses:
  Operating Expenses                          37,277,623           --    37,277,623
  Research and Development                            --           --            --
  Depreciation and Amortization                7,012,087           --     7,012,087
  Provision for Bad Debts                      2,669,914           --     2,669,914
  Provision for Closed and Restructured
   Imaging Centers                             3,329,516           --     3,329,516
                                             -----------  -----------   -----------

  Total Operating Expenses                    50,289,140           --    50,289,140
                                             -----------  -----------   -----------

  [Loss] Income from Operations              (15,849,869)          --   (15,849,869)
                                             -----------  -----------   -----------

Other Revenue and [Expenses]:
  Interest Expense                            (6,057,769)          --    (6,057,769)
  Interest Income                                243,733           --       243,733
  Other Income                                   487,226           --       487,226
  Non-Operating Income                         2,934,504           --     2,934,504
                                             -----------  -----------   -----------

  Total Other Revenue [Expenses]              (2,392,306)          --    (2,392,306)
                                             -----------  -----------   -----------

  [Loss] Income Before Income Taxes, Minority
   Interest in Income of Subsidiaries, and
   Equity in Loss of Investees               (18,242,175)          --   (18,242,175)

Minority Interest in Income of Subsidiaries      726,740           --       726,740

Equity in Loss of Investees                      (25,847)          --       (25,847)
                                             -----------  -----------   -----------

  [Loss] from Continuing Operations          $(17,541,282)$        --   $(17,541,282)
                                             ============ ===========   ============

Earnings per Share:
  [Loss] from Continuing Operations          $      (.44)               $      (.44)
                                             ===========                ===========

  Weighted Average Common Shares
   Outstanding                                40,026,510                 40,026,510
                                             ===========                ===========



See Notes to Unaudited Pro Forma Consolidated Financial Statements.


                               MEDICAL RECEIVABLES
                           PURCHASE AND SALE AGREEMENT



     This  Agreement  is made as of July 31,  1995 by and between  Bristol  A/R,
Inc.,  a  Delaware  corporation   ("Purchaser")  and  PriMedex  Corporation,   a
California corporation ("Seller").

     WHEREAS, Seller has acquired certain medical accounts receivable (individually, an "Account", and collectively, the "Accounts") pursuant to those certain Assignment Agreements, dated as of February 11, 1992 and as of the date hereof, respectively between Seller and each of Crown Imaging Associates Medical Group, Inc., Gardner Medical Group, Inc., Gardner Neurological Orthopedic Medical Group, Inc. and Orthoneurosurgery Medical Group, Inc.; and

     WHEREAS, Seller wishes to sell and Purchaser wishes to purchase, the Accounts.

     NOW THEREFORE, the parties hereto agree as follows:

     1.  Purchase of the Accounts.

         1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller, at the Closing (as defined below), all of Purchaser's right, title and interest in the Accounts set forth on Schedule 1 hereto.

         1.2 Purchase Price. The purchase price (the "Purchase Price") for the Accounts is Nine Million Four Hundred Forty-Eight Thousand Sixty-One Dollars ($9,448,061.00) which Purchase Price represents nineteen (19%) percent of Forty Nine Million Seven Hundred Twenty-Six Thousand Six Hundred Thirty-Nine Dollars ($49,726,639.00) , the aggregate face amount of the Accounts set forth on
Schedule 1 (the "Stated Face Amount"). To the extent the actual aggregate face amount of the Accounts set forth on Schedule 1 hereto is not more than five (5%) percent greater or less than the Stated Face Amount, no adjustment shall be made in the Purchase Price. If the actual aggregate face amount of the Accounts set forth on Schedule 1 hereto is more than five (5%) percent greater or less than the Stated Face Amount, the Purchase Price shall be adjusted on a pro rata basis for the full amount by which the actual aggregate face amount of the Accounts varies from the Stated Face Amount, All settlements between Seller and Purchaser for any adjustments to the Purchase Price shall be done on a quarterly basis, in good funds. Purchaser shall provide to Seller all supporting documentation in connection with the calculation by Purchaser of any adjustments in the Purchase Price. If the Purchase Price is to be reduced, Seller shall pay such reduction to Purchaser. If the Purchase Price is to be increased, Purchaser shall pay such increase to Seller. Purchaser shall have the right to offset any adjustments in the Purchase Price against any sums owing by Seller to Purchaser under the terms of this Agreement.

         1.3 Subsequent Adjustments to Stated Face Amount. Events causing an adjustment in theStated Face Amount for certain Accounts listed on Schedule
 1 hereto, consist of the following:

               (a) Duplicate Accounts which are listed on Schedule 1 hereto (i.e., the same Accounts listed on Schedule 1 hereto in two (2) places);

               (b) Accounts listed on Schedule 1 hereto which are determined to be for patients who were never treated by a Practitioner; or

               (c) Accounts which were paid in full or in part prior to the Closing but which were erroneously included on the Accounts listed on Schedule 1 hereto pursuant to prior settlement agreement and withdrawal of balance of lien, prior to the Closing but which were erroneously included in the Accounts listed on Schedule 1 hereto.

         1.4 No Adjustment to Stated Face Amount. Except as otherwise provided in Section 1.3 above, there shall be no adjustment to the Stated Face Amount of the Accounts listed on Schedule 1 hereto. Examples of events which will not cause an adjustment in the Stated Face Amount include but are not limited to the following:

               (a) Write-offs of Accounts listed on Schedule 1 hereto occurring from and after the Closing, as a result of discovery and\or litigation, and\or for which the lien is determined to be noncollectible, on the grounds that a legal determination is made that the lien claimants are not entitled to payment for treatment. The grounds include, but are not limited to the following: (i) there was no industrial injury to the applicant; (ii) medical-legal costs are not compensable due to a violation of Del Rio; (iii) there was false and inaccurate history, under Penny\Guerro standards; or (iv) for Accounts in which the Purchaser decides not to pursue the claim, including not filing or pursuing a Petition for Reconsideration or Writ to the Court of Appeal;

               (b) Write-offs of Accounts listed on Schedule 1 hereto for which, due to the availability of staffing and personnel, the Purchaser does not pursue ;

               (c) In the event that a file is found wherein there has been sufficient prior payment, and there is insufficient law or facts which justify seeking additional payments and the Purchaser determined to write-off the balance of such Account;

               (d) Should there be an en banc WCAB decision, appellate court decision, or a retroactive enactment of law, which would require Purchaser to re-evaluate its position on certain cases, and a write-off is or may be required; or

               (e) Personal injury or worker's compensation cases where the attorney drops the case or in which there was no attorney to begin with (the claimant was in Pro Per) .

         1.5 Closing. Subject to the terms and conditions of this Agreement, the closing (the "Closing") shall take place when Buchalter, Nemer, Fields & Younger shall have received fully executed and completed copies of each of the agreements and documents contemplated by this Agreement. At Closing, Seller shall convey and deliver to Purchaser all of its right, title and interest in and to the Accounts, and Purchaser shall deliver the Purchase Price to Seller by certified or cashier's check or at Purchaser's sole option, by wire transfer to a bank designated by Seller.

         1.6 Files and Records. As of the date of Closing, Seller shall deliver to Purchaser all files and records presently maintained at its general offices related to the Accounts, which are within its possession, custody and control, and which have not been previously delivered to Purchaser, and shall use its reasonable best efforts to locate any missing files identified by Purchaser in writing after the Closing and to deliver such files to Purchaser (at Seller' s own cost and expense). Purchaser shall, within ninety (90) days of the Closing, review all files maintained by Seller at its warehouse repository, and select those files it deems appropriate for inclusion in the portfolio acquired hereby. Notwithstanding the foregoing, Seller shall provide access to such other files as may be reasonably requested that are not included in the files selected during ninety (90) day period. Purchaser shall provide Seller, as soon as practicable, but no later than one hundred eighty (180) days after the Closing, a listing of the files and records so received and shall, during that one hundred eighty (180) day period, give an interim listing sixty (60) days and one hundred twenty (120) days after the Closing. Purchaser shall endeavor to retain such files and records in the same manner as such files were maintained by Seller, and shall maintain said files at a location selected by Purchaser for so long as Purchaser is required to maintain said Accounts in accordance with the terms of this Agreement, Purchaser shall preserve all files and documents related to each Account until at least one (1) year has expired since Purchaser deems such Account has been collected or closed, or it has received settlement satisfactory to Purchaser. Purchaser may, every six (6) months, return such files and records it no longer deems necessary or appropriate for it to maintain at its offices to a repository designated by Seller. Said files shall be delivered by Purchaser to the repository in the condition delivered to it, along with an inventory of the files and records so returned. Purchaser may, at the expiration of five (5) years from the date on which Purchaser deems the Account to which any specific file pertains to be closed, destroy any such file that has not been accepted for return by the Seller.

         1.7 Transfer of Rights; No Assumption of Liabilities. Effective as of the Closing:
               (a) clear title in and to the Accounts shall be transferred to Purchaser, free and clear of the claims of any entity;

               (b) Purchaser will become the absolute owner thereof and shall have the right to receive all proceeds of all payments on the Accounts directly from Third Party Obligers (as defined below) except (i) any right of Philip A. Sobol to receive 50% of the surgical receipts of (A) Philip A. Sobol for surgeries performed after February 1, 1992, and (B) Cathy Capps, and (ii) the right of Samir Mikhail to receive 50% of the surgical receipts for all surgeries performed by him. Purchaser is not assuming any debt, liability or obligation of Seller, whether known or unknown, fixed or contingent, matured or unmatured, except as set forth herein.

         1.8 No Recourse. Except for Purchaser's rights against Seller for breach of the representations, warranties and covenants of Seller contained in this Agreement, Purchaser's purchase of the Accounts shall be without recourse to Seller. Except as set forth in Section 6, Seller shall have no responsibility to Purchaser for collecting the Accounts.

     2.  Representations and Warranties of Seller.

         2.1 Representations and Warranties Relating to the Accounts. Seller represents and warrants to Purchaser, with respect to each Account, that:

               (a) To the best of Seller's knowledge after reasonable inquiry and investigation, such Account is based on an actual and bona fide rendition of medical services and/or treatment of a patient who requested such service in the ordinary course of business of the practitioner rendering such service (the "Practitioner") and that payment is being sought, in whole or in part, from a governmental entity (including any agency or instrumentality of a governmental entity), an insurance company or other third party payer or entity (each a "Third Party Obligor,");

               (b) Seller has all right, title and interest in and to the Accounts and such Accounts are Seller's exclusive property. The Accounts are not subject to any prior sale, lien, security interest, or financing statement which has not been previously satisfied;

               (c) To the best of Seller's knowledge after reasonable inquiry and investigation, the Practitioner delivered the services to a patient and the patient has received the services represented by such Account. The Practitioner reasonably and in good faith believed that the services reflected in such Account were medically necessary for the treatment of the patient based upon all of the facts and circumstances provided to the practitioner. The fees charged for such services were the usual, customary and reasonable fees charged by the Practitioner to its patients which fees to the best of the Seller's knowledge after reasonable inquiry and investigation were the usual, customary and reasonable fees charged by other providers within acceptable standards in the community for the same or similar services;

               (d) To the best of Seller's knowledge after reasonable inquiry and investigation, there are no express written contracts for reimbursement to Third Party Obligors with respect to any of the Accounts by any of the Practitioners rendering the services;

               (e)   Seller  has  no  express   contract,   providing   for  any
reimbursement to Third Party Obligors with respect to any of the Accounts, except for the rights described in Section 1.5(b) hereof;

               (f) To the best of Seller's knowledge after reasonable inquiry and investigation, the Practitioner rendering the services possessed all appropriate licenses and approvals and otherwise satisfies any and all conditions imposed for providing all of the services reflected in and giving rise to such Accounts;

               (g) The Accounts are Payable only in lawful currency of the United States of
America;

               (h) Seller's sale of the Accounts pursuant to this Agreement will not violate any federal, state or local law, rule or regulation, court or other governmental order or decree or terms of any contract relating to any Account or by which Seller may be bound;

               (i) Seller maintains all licenses necessary and appropriate for the conduct of its business;

               (j) To the best of Seller's knowledge after reasonable inquiry and investigation, all documents necessary or helpful to obtain payment from Third Party Obligors with respect to the Accounts, including the applicable uniform billing form, are in Seller's possession and will have been delivered to Purchaser on or before the Closing;

               (k) Except as set forth herein and in Section 4 hereof, to the best of Seller's knowledge after reasonable inquiry and investigation, there are no defenses, counterclaims or set-offs that may be asserted against the collection of the Accounts. Notwithstanding the foregoing, Purchaser acknowledges that Seller has advised it that all liens, claims and accounts, including worker's compensation liens, are or may be subject to separate fee schedules, court orders, or negotiation and/or various other defenses, demands for restitution or reimbursement, and claims of offset which are typically asserted by insurance carriers in order to avoid payment of such liens and/or to negotiate the amount of the liens downward, and Purchaser assumes such risks herein;

               (l) To the best of Seller's knowledge after reasonable investigation and inquiry, all records, data and information about the Accounts are true, correct and complete, and all of Seller's records and all documents relating to the Accounts are genuine, true, complete, and accurate;

               (m) Neither this Agreement nor any schedule or exhibit hereto and no certificate, reports statement or other document or information furnished to Purchaser in connection herewith or with the consummation of the transactions contemplated hereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading;

               (n) To the best of Seller's knowledge after reasonable inquiry and investigation, the Seller has complied with, and is not in violation of any law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local, or foreign, including, without limitation, applicable provisions of the California Business and Professional Code, Insurance Code, Labor Code and Penal Code, to which Seller's business, operations, assets or properties is or has been subject;

               (o) Seller has not engaged in any activities known by Seller to be prohibited under federal or state healthcare reimbursement laws, regulations, rules, or guidelines or that would serve as the basis for mandatory or permissive exclusion from participation in any healthcare reimbursement program or other sanction or penalty, nor engaged in similar activities with respect to third party insurers, self-insurers or self-insured plans, including, without limitation (i) making or causing to be made any false statement or representation of a material fact in any application for any benefit or payment,
(ii) making or causing to be made any false statement or representation of a material fact in connection with determining rights to any benefit or payment,
(iii) failing to disclose the occurrence of any event affecting the initial or continued right to any benefit or payment, or (iv) offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging of any item or service for which payment may be made in whole or in part by any healthcare reimbursement program, or (B) in return for purchasing, leasing, ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by any healthcare reimbursement;


                                                                 14380EKD.LFO

               (p) Seller has provided Purchaser or its representative full and complete access to any and all documents or other information pertaining to the Accounts or to Seller; and

               (q) The Accounts sold to Purchaser hereunder do not include any Accounts involving personal injury actions in which Bruce Stuart is the attorney of record.

         2.2   Representations and Warranties Relating to Seller.
 Seller further represents and warrants to Purchaser that:

               (a) Seller is duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to do business and in good standing in each state in which the nature of its business requires it to be qualified;

               (b) Seller has full power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action;

               (c) This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms;

               (d) The execution, delivery and performance of this Agreement (i) do not contravene, or result in a breach of, or constitute a default or require any consent under, any agreement or indenture by which Seller is bound or by which Seller's properties may be affected, (ii) do not require any stockholder approval or any approval or consent of, or filing or registration with, any governmental body or regulatory authority or agency, or any approval or consent of any trustees or holders of any indebtedness or obligations of Seller, and
(iii) do not contravene Seller's articles of incorporation or by-laws or any law, regulation, judgment or decree applicable to Seller;

               (e) Purchaser has been advised of the pending investigations by governmental entities, which investigations are described in the documents attached hereto as Exhibit A hereto, which documents accurately describe the status of the investigation as of the date hereof. Except as set forth in Exhibit B hereto and as described in Sections 2.1(k) and 3(g) hereof, no other litigation is pending, or, to Seller's knowledge, threatened against Seller which, if adversely determined, would have a material adverse effect on the Accounts;

               (f) The Seller has, since August 1994, collected the Accounts in the normal course and has not materially altered the overall collectability or types of accounts included in the Accounts, other than as such collectability may have been affected by collections in the ordinary course, it being acknowledged by Purchaser that collectability is adversely affected by the passage of time; and

               (g) Seller represents and warrants that neither Gary S. Pagar ("Pagar"), Medfirst Capital Resources, Inc. ("Medfirst") nor any affiliated or related entity or individual shall have any involvement in or participate in any matter in the business of Seller relating to the Accounts being sold herein. Seller acknowledges that this is a material term of this agreement and hereby acknowledges and agrees that the remedy at law for any violation of this provision will be inadequate and Purchaser will be entitled to temporary and permanent injunctive relief, without the necessity of proving actual changes or the posting of a bond, and that a restraining order and injunction may issue against Seller, Pagar and/or Medfirst, or any related entity of Pagar and/or Medfirst, in addition to any other remedies and rights that Purchaser may have.

     3. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

         (a) Purchaser is duly organized, validly existing corporation and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in each state in which the nature of its business requires it to be qualified;

         (b) Purchaser has full power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action;

         (c) The execution, delivery and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the charter documents or any securities issued by, Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Purchaser. Purchaser is not required to report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other antitrust law in respect of any action pursuant to or contemplated by this Agreement;

         (d) Purchaser acknowledges and agrees with Seller that the representations and warranties of Seller set forth in Section 2.1 and 2.2 shall not be applicable, after the Closing, to any future legislation or government action (other than governmental action related to the pending investigation by the office of the Los Angeles District Attorney and other governmental agencies) with respect to the business previously operated by Seller. Purchaser further acknowledges and agrees that, Seller does not warrant the collectability of the Accounts being sold herein;

         (e) After the Closing, Purchaser shall fully cooperate with the Seller, the Practitioners and their physicians and chiropractors in connection with the pending investigation by the Los Angeles District Attorney and related government agencies; provided, that, all out of pocket costs incurred by Seller, the Practitioners and their physicians in connection therewith shall be borne entirely by such parties;

         (f) Purchaser will, after the Closing, deal with all claims for overpayments, reimbursement or other restitution requested to be made to Third Party Obligors in a manner consistent with Seller's practice as it has heretofore existed, as described in Exhibit C hereto, in order to endeavor to minimize such claims; provided, however, that nothing contained in this sub-paragraph shall be construed so as to prevent Purchaser, in good faith, from changing the manner in which it deals with such requests if such change is reasonably calculated to minimize the amount of such claims or if such change is otherwise dictated by a change in circumstances;

         (g) Purchaser shall (i) manage, administer and service the Accounts in accordance with prudent servicing practice, (ii) comply at all times with good business policies, practices, procedures and internal controls applicable to the management, administration and servicing of similar assets, and (iii) create and administer policies and practices (including those with respect to reserves and write-offs) consistent with the policies and practices applied by it in handling similar matters for its own account. without limiting the generality of the foregoing, Purchaser shall verify the appropriateness of reimbursement from insurance carriers, and governmental programs and, when necessary and economically reasonable initiate an appeals process with the workers compensation appeals board to seek to ensure prompt corrective action, and provide summary reports to track and analyze the Accounts in a variety of formats including age, type of service, specific insurance carrier;

         (h) Without limiting the generality of any other provision of this Agreement, Purchaser shall be obligated to perform all duties of the holder or other obligee in any proceeding brought in connection with the enforcement of any other Accounts;

         (i) Purchaser shall maintain (or cause to be maintained) (i) an electronic ledger as a master record of the Accounts (together with the outstanding balances thereof), (ii) adequate records and books of account with complete entries made in accordance with generally accepted accounting principals, consistently applied, reflecting all payments to and other financial transactions involving the Purchaser and (iii) retain copies of the Accounts an all other documents relating thereto;

         (j) Purchaser shall, upon reasonable notice, permit the Seller or any agent or representative of the Seller to have full and free access during normal business hours to all the books, correspondence and records of Purchaser insofar as they relate to the pending investigation by the office of the Los Angeles District Attorney; and the Seller and such agents and representatives may examine the same, take extracts therefrom and make photocopies thereof, and Purchaser agrees to render to the Seller and such agents and representatives such clerical and other assistance as may be reasonably requested with regard thereto;

         (k) Purchaser shall comply in all material respects with all applicable laws, rules, regulations and orders such compliance to include, without limitations, the appropriate handling and application of all prepayments of principal on the Accounts;

         (l) Purchaser shall be obligated to pay all expenses, costs and fees incurred by it in connection with the servicing of the Accounts and the performance of its other duties hereunder and any and all administrative and legal costs incurred by Purchaser from and after the Closing;

         (m) All negotiations have been carried on by Purchaser directly without the intervention of any person who may be entitled to any brokerage (other than insurance brokerage) or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby and Purchaser agrees to indemnify and hold Seller harmless against any and all claims, losses, liabilities, and expenses which may be asserted against or incurred by Seller as a result of Purchaser's dealings, arrangements or agreements with any such person or entity; and

         (n) Except as set forth in the Settlement Agreement attached hereto as Exhibit D, Purchaser represents and warrants that neither Pagar, Medfirst nor any affiliated or related entity or individual shall have any involvement in or participate in any matter in the business of Bristol in connection with its acquisition, ownership and/or servicing of the accounts being acquired from Primedex pursuant to this Agreement. Purchaser acknowledges that this is a material term of this Agreement and hereby acknowledges and agrees that the remedy at law for any violation of this provision will be inadequate and Seller will be entitled to temporary and permanent injunctive relief, without the necessity of proving actual changes or the posting of a bond, and that a restraining order and injunction may issue against Purchasers Pagar and/or Medfirst, or any related entity of Pagar and/or Medfirst, in addition to any other remedies and rights that Seller may have.

     4.  Payment Mistakes and Offsets.

         4.1 (a) Seller represents that from time to time it and/or Third Party Obligors discover that duplicate payments (e.g. two payments for same patient on same bill and/or payment mistakes (e.g. a check for $10,000.00 instead of $1,000.00) have been made by Third Party Obligors. It is expressly understood and agreed that Purchaser assumes the obligation to reimburse said Third Party Obligors on account of any such duplicate payments and/or payment mistakes received by Seller and/or Practitioners for the period prior to the date hereof.

               (b) Seller represents that duplicate payments and/or payment mistakes have historically reduced the collections of the Accounts by $6,000 to $10,000 per month. Seller has accrued a contingent liability of approximately $150,000 for potential future claims of duplicate payments and/or payment mistakes, but has not segregated any funds with which to satisfy such claims. In April, 1993, Seller adopted a policy of returning duplicate checks as they are received and has continued that policy thereafter.

         4.2 It is expressly understood and agreed that the Purchaser assumes all liability, including any judgments, awards and cost of defense and/or attorneys' fees, for any claims or demands whereby Third-Party Obligors seek restitution, reimbursement, and/or assert claims of offsets (either offensively or defensively) and/or affirmative defenses against Seller and/or Practitioners, which may be utilized by such Third-Party Obligors in matters involving either open and/or closed Accounts in which a payment was previously made by such Third-Party Obligor. The types of petitions and/or claims may include, but are not limited to, situations where (a) the Third-Party Obligor will raise payments previously made in other actions as a defense to payment requested in an open action, (b) where the Third-Party Obligor has previously made a payment in the action, and now requests an offset of the remaining balance for having "overpaid" on general unspecified other claims, (c) where the Third-Party Obligor has previously made a payment in an action, and now request reimbursement or all or part of said payment, (d) on closed cases with zero balances remaining on Seller's books and the Third-Party Obligors seek reimbursement of all or part of said payment, and (e) on closed cases with remaining balances on Seller's books and the Third Party Obligors seek reimbursement of all or part of any prior payments, Purchaser acknowledges that Third-Party Obligors have certain rights to seek to reopen closed files and to petition and/or claim subsequent to the date of judgment by the worker's compensation appeals board that they are entitled to a refund in return of payments previously made. Purchaser hereby assumes the liability, including any judgments, awards and cost of defense and/or attorneys fees, for such claims and/or petitions. Seller has advised Purchaser that the amount of such claims, offsets, and petitions for reimbursement or restitution may vary and depend in substantial part on the manner and method how such claims are defended by Purchaser.

         4.3 (a) In the twelve (12) months ended January 31, 1995, the total amount paid by Seller and the Practitioners to Third Party Obligors on account of demands for restitution or reimbursement relating to the Accounts or to closed Accounts of the Seller or the Practitioners, excluding any amounts paid on account of duplicate payments and/or payment mistakes as defined in Section
4.1 hereof, has been less than $10,000. It is expressly understood that such amount does not include amounts paid for costs of defense and/or attorneys fees.

               (b) Notwithstanding any demands or requests for restitution or reimbursements made to the Seller or the Practitioners by Third Party Obligors, in the past twelve (12) months, no Third Party Obligor has obtained an award in its favor requiring Seller or Practitioner to refund and payments made previously with respect to a separate account in any instance in which Seller has opposed such claim.

               (c) There are currently no cases now pending against Seller by any Third-Party Obligor in which reimbursement of monies paid by Seller in an amount that may be deemed to be material to the transaction contemplated hereby is sought.

     5.  Conditions to the Closing.

         5.1 Obligations of Purchaser. The obligation of Purchaser to purchase the Accounts under this Agreement is subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Section 5. Purchaser may waive any or all of these conditions:

               (a) Survival of Representation and Warranties. No representations or warranties whatever are made by any party, except as specifically set forth in this Agreement, or in an instrument, certificate, opinion or other writing provided for in this Agreement. The representations, warranties and indemnities made by the parties in this Agreement or instrument, certificates, opinion or other writings provided for in this Agreement to be performed or complied with by the respective parties on or before the Closing, shall be deemed to be continuing and shall survive the Closing. Seller shall have no liability to the Purchaser for any breaches or defaults concerning any of the representations, warranties or indemnities made in this Agreement or instruments, certificates, opinions or other writings provided for in this Agreement, unless a specific claim in writing with respect to these matters shall have been made, or an action at law or in equity shall have been commenced or filed. Nothing in this paragraph shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted to be performed, in whole or in part, after the closing date.

               (b) Financing Statements. Purchaser shall have received one or more UCC-1 Financing Statements, each in form and substance satisfactory to Purchaser, duly executed by Seller as shall be necessary or desirable to effectuate the transactions contemplated hereby.

               (c) Purchaser's Acknowledgment of Performance of Due Diligence. Purchaser acknowledges that, to the best of its knowledge it and/or its representatives have been afforded the opportunity for full and complete access to all documents of Seller, and that it has retained such persons as it deems necessary to act on its behalf, in the performance of any and all due diligence which may or might be necessary to satisfy Purchaser in entering into this Agreement. Purchaser hereby acknowledges that it is not relying on Seller, or its officers, directors, agents, attorneys, accountants or employees to perform any of the due diligence which may be required, necessary or contemplated by Purchaser or its agents. Purchaser further acknowledges that it has not relied upon any oral representations of Seller, its officers, directors, agents, attorneys, accountant or employee in the performance of its due diligence concerning any and all representations, warranties and indemnities of the Seller relating to this Agreement, or which may be contained or referred to in any instrument, certificate, opinion or other writing provided for in this Agreement.

               (d) Guarantee of Obligations of Seller. Purchaser shall have received, in form and content acceptable to Purchaser, a guarantee of the obligations of Seller under this Agreement by PriMedex Health Systems, Inc., and Radnet Management, Inc.

               (e) Opinion of Seller's Counsel. Purchaser shall have received an opinion of Stern
& Goldberg addressed to Purchaser, in the form annexed hereto as Exhibit E.

         5.2 Obligations of Seller. The obligations of Seller to sell the Accounts hereunder is subject to Purchaser's delivery of the following to Seller at or before Closing:

               (a) the Purchase Price;

               (b) Certified copies of resolutions of the board of directors of Purchaser approving the transactions contemplated by this Agreement;

               (c) the execution by Purchaser and Elias Munoz ("Munoz") of an employment agreement on terms and conditions satisfactory to Munoz;

               (d) an option of Buchalter, Nemer, Fields & Younger, addressed to Seller, in the form annexed hereto as Exhibit F; and

               (e) the execution by Purchaser and Seller of a sublease and consent to sublease in the form attached hereto as Exhibit G and Exhibit H, respectively, for the sublease of approximately 12,000 square feet of office space located at 6167 Bristol Parkway, Culver City, California, which is presently being utilized by Seller.

     6.  Collection and Administration.

         6.1 Notification of Third Party Obligors; Endorsement. After the Closing, any checks, cash, notes or other instruments or property received by Seller from any Third Party Obligor shall be deemed to have been received by Seller on account of the Accounts, whether or not the payment so received has been designated as a payment on or against any Account, and such payment shall immediately be delivered to Purchaser in kind in accordance with Section 6.3. Any payment not so delivered shall accrue interest at twenty-four percent (24%) per annum from the date of receipt by Seller to the date of payment by Seller to Purchaser. Purchaser may, on reasonable notice to Seller, inspect Seller's books, including bank accounts, to verify compliance with this Paragraph. Purchaser or its agent may endorse or sign Seller's or Purchaser's name on any checks or other instruments which come into Purchaser's possession with respect to the Accounts and negotiate, transfer, deposit and otherwise deal with such checks or other instruments as the sole owner thereof. At Purchaser's request, Seller shall cooperate with Purchaser in establishing bank accounts in the name of the Purchaser or its agents and making such other arrangements as Purchaser may reasonably require to enable Purchaser to cash or otherwise realize any checks or other forms of payment made payable to Seller.

         6.2 Billing and Collection. Purchaser shall have the right, authority and discretion to take whatever actions, at its own expense, necessary or desirable to collect the Accounts, including, without limitation, retaining an attorney or other collection specialist, entering into agreements for discounted bulk settlements for all or a portion of the Accounts, and outsourcing all or a portion of the Accounts to a collection agency. However, such agreements or outsourcing shall not relieve Purchaser of its duties and obligations under the terms of this Agreement. Purchaser represents that it shall use its best efforts to conduct its business of collection of the Accounts.

         6.3 Remittances.  On and after the Closing,  Seller shall, within three
(3) business days of receipt, forward in kind to Purchaser one hundred (100%) percent of any proceeds of Accounts which it receives (with any necessary endorsement) and will provide monthly summaries to Purchaser on or before the fifteenth (15th) day of each calendar month itemizing all payments received, if any, during the most recently ended calendar month. If Purchaser at any time believes that a payment made directly to Seller after the Closing has been retained by Seller in contravention of this Agreement, Purchaser shall so notify Seller. If Seller disputes having received such payment, Purchaser and Seller shall negotiate to resolve the dispute in good faith; provided, however, that a canceled check from a Third Party Obligor bearing Seller's endorsement shall conclusively evidence Seller's receipt and retention of the payment in question. If Seller acknowledges that it has retained any payment in contravention of this Agreement, or if any dispute regarding such payment shall be resolved in favor of Purchaser,

Seller shall remit the amount of such payment to Purchaser, together with interest at the rate of 1.5% per month (computed on the basis of actual days elapsed) from the date Seller received such payment through the date such remittance is paid to Purchaser.

     7.  Additional Covenant of Purchaser.

         7.1 Purchaser shall enter into a three (3) year employment contract with Munoz on terms and conditions satisfactory to Munoz.

         7.2 Purchaser will execute a sublease, in the form annexed hereto as Exhibit G, for approximately 12,000 square feet of the office space located at 6167 Bristol Parkway, Culver City, California previously utilized by Seller, and Purchaser and Seller will use their beat efforts to obtain the consent of the Landlord to the sublease.

         7.3 Purchaser will not sell, transfer or assign, all or any portion of the Accounts to any third party without the prior written consent of Seller, which shall not be withheld so long as any such sale, transfer, or assignment does not materially and adversely affect Seller's rights hereunder.

         7.4 Purchaser will not make any transfer of its assets in violation of Sections 3439 et. seq of the California Civil Code.

     8.  Additional Covenants of Seller.

         8.1 Treatment of Accounts. Seller shall (a) treat the transfer of the Accounts to Purchaser hereunder as a sale for all purposes, including tax and accounting, (b) not include any Account as Seller's assets on Seller's books and records, (c) make a notation on Seller's computer files and other books and records to indicate the sale of the Accounts to Purchaser, (d) pay all taxes relating to the sale of the Accounts pursuant to this Agreement, (e) do nothing to impair Purchaser's right in any Account, and (f) make all payments to Third Party Obligors necessary to prevent such Third Party Obligors from offsetting an earlier overpayment to Seller against any amounts such Third Party Obligor owes on any Account.

         8.2 Financing Statements; Power of Attorney. Seller agrees to execute and deliver to Purchaser any financing statement and such additional documents as Purchaser may require to perfect or evidence Purchaser's ownership interest in the Accounts, Seller hereby grants to Purchaser an irrevocable power of attorney (a) to execute and file any financing statements or other instruments to perfect Purchaser's ownership interest in the Accounts, and (b) to collect the Accounts and otherwise to effectuate the rights and remedies of Purchaser hereunder. Notwithstanding the grant of this power of attorney, Purchaser shall not owe any fiduciary duties to Seller. If. contrary to the parties' intentions hereunder, the sale and assignment of the Accounts under this Agreement is construed or asserted to be a secured financing this Agreement shall serve as a Security Agreement, and Seller hereby grants to Purchaser a first priority perfected security interest in all of the Accounts and all proceeds thereof, including insurance proceeds and any and all other rights of Seller in and to the Accounts.

         8.3 Current Information. Seller agrees that it will keep Purchaser advised regarding those items which are the subject of Seller's indemnification of Purchaser under Section 9.1 of this Agreement, including any material information or changes regarding the status of any investigations by any governmental agencies.

     9.  Indemnification.

         9.1 Indemnification by Seller. Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing, Seller will reimburse, indemnify, defend, protect and hold harmless Purchaser, its controlling persons and agents thereof, and each of their successors and assigns against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered that result from, relate to or arise out of:

               (a) The conduct by Seller of its business or acts performed or not performed in connection with the collection of Accounts prior to the Closing, except for (i) those liabilities, risks and obligations of Seller which Purchaser assumes pursuant to this Agreement, and (ii) any matters relating to the pending investigation by the office of the Los Angeles District Attorney and other governmental agencies, for which there shall be indemnification only under
Section 9.1(d), if at all, and not under this Section 9.1(a);

               (b) Any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement;

               (c) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to or arising out of either of the foregoing Sections 9.1(a) or 9.1(b);

               (d) With respect to the pending investigation by the office of the Los Angeles District Attorney and other governmental agencies, Seller shall indemnify Purchaser for any losses, damages, deficiencies, forfeitures, claims, liabilities, and costs and other expenses to the extent that any of the foregoing arise from an indictment and conviction for any of the matters described in Section 2.2(e) hereof; and

               (e) Any claims asserted against Purchaser by former employees of Seller for Seller's actions prior to Closing.

         It is expressly  understood  and agreed that nothing  contained in this
Section 9.1 shall require Seller to indemnify Purchaser on account of any claims, demands or offsets of the type described in Sections 4.1 or 4.2 hereof.

         9.2 Forfeiture Claims. In connection with any claim by any governmental agency asserting civil or criminal forfeiture against any of the Accounts or proceeds thereof ("Forfeiture Claims"), Seller agrees that:

               (a) Purchaser shall have the right to select legal counsel satisfactory to Purchaser in its sole discretion to defend against such Forfeiture Claims;

               (b) Seller shall have no control over any decisions made by Purchaser or its legal counsel in defending such Forfeiture Claims, including any settlement decisions; provided, however, that, without Seller's prior written consent, and so long as Seller has provided cash collateral or the equivalent in an amount equal to one hundred (100%) percent of the amount of any Forfeiture Claims asserted, there cannot be any settlement of any such Forfeiture Claims for which Seller must indemnify Purchaser in whole or in part;

               (c) In any event, Purchaser shall use its best efforts to keep Seller apprised of all significant developments in all Forfeiture Claims proceedings, and will accept advice from Seller in connection therewith, but shall be under no duty whatsoever to follow such advice;

               (d) Seller shall pay all legal bills (covering legal fees and expenses) rendered to Seller by Purchaser's legal counsel upon receipt thereof, and Seller's promise to so pay shall be for the specific benefit of Purchaser's counsel, in addition to Purchaser; and

               (e) Seller's obligation to pay all legal bills (covering legal fees and expenses) submitted to Seller shall be predicted upon Purchaser's legal counsel's billing at its usual and customary hourly rates for similar matters.

         9.3 Indemnification by Purchaser. From and after the Closing, Purchaser will reimburse, indemnify and hold harmless Seller, its controlling persons and agents thereof, and each of their successors and assigns against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered that result from, relate to or arise out of:

               (a) Any and all liabilities and obligations of any nature whatsoever relating to the collection of the Accounts after the Closing, except for the existing liabilities and obligations of Seller which are not being assumed by Purchaser herein;

               (b) Any and all liabilities and obligations of Seller and/or Practitioners which have been specifically assumed by Purchaser pursuant to this Agreement, including, without limitation, the claims, demands or liabilities described in Sections 4.1 and 4.2 hereof;

               (c) Any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto or in connection with the negotiation, execution or performance of this Agreement;

               (d) Any claims asserted against Seller by former employees of Seller which directly result from Purchaser's hiring and subsequent termination of such employees; and

               (e) Any and all actions, suits, claims, proceeding, investigations, demands, assessments, audits, fines, judgment, costs and other expenses incident to or arising out of any of the foregoing or the enforcement of this Section 9.3.

         9.4 Governmental Investigation. Seller shall promptly notify Purchaser of any and all material developments regarding current and potential governmental investigations.

         9.5 Settlements. From and after the Closing, Seller shall not enter into any settlement with any party with respect to the Accounts set forth in
Schedule 1 hereto.

         9.6 Method of Asserting Claims. In the event that any claim or demand for which either Seller or Purchaser, as the case may be, would be liable to the other hereunder is asserted against or sought to be collected from an indemnified party by a third party, the indemnified party shall promptly notify the other party of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible which estimate shall not be conclusive of the final amount of such claim and demand. Such party shall have ten (10) days from the date notice is given of the, demand or claim (the "Notice Period") to notify the indemnified party, (a) whether or not the party disputes its liability to the indemnified party hereunder with respect to such claim or demand and (b) notwithstanding any such dispute, whether or not such party desires, at its sole cost and expense, to defend the indemnified party against such claim or demand.

         9.7   Procedures on Resolution of Claims, Disputes and Indemnification.

               (a) If Seller or Purchaser, as the case may be, disputes its liability with respect to such claim or demand or the amount thereof (whether or not such party desires to defend the indemnified party against such claim or demand as provided in Section (b) below), such dispute shall be resolved in a court of competent jurisdiction in accordance with Section 11 hereof. Pending the resolution of any dispute with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the indemnified party.

               (b) In the event that Seller or Purchaser, as the case may be, notifies the indemnified party within the Notice Period that it desires to defend and/or indemnify the indemnified party against such claim or demand except as hereinafter provided, Seller or Purchaser, as the case may be, shall have the right to defend the indemnified party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion in such a manner as to avoid any risk of the indemnified party becoming subject to liability for any other matter; provided, however, that the indemnifying party shall not, without the prior written consent of the indemnified party, consent to the entry of any judgment against the indemnified party or enter not any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation. If any indemnified party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

               (c) In the event that Seller or Purchaser, as the case may be, notifies the indemnified party within the Notice Period that it does not desire to defend and/or indemnify the indemnified party against such claim or demand, the party claiming indemnity shall have the right, at its sole election, to declare a default under this Agreement, and pursue such claim for default in a court of competent jurisdiction in accordance with Section 11 hereof.

               (d) Notwithstanding anything to the contrary contained herein, a default by Purchaser under this Agreement shall exist, if after ten (10) days written notice and opportunity to cure the Purchaser fails to defend and/or indemnify Seller against any of the claims, demands or offsets of the types described in Sections 4.1, 4.2, or 9.3 hereof.

         9.8 Period During Which Claims May be Asserted. All of the indemnity obligations herein shall survive the Closing for a period of years equal to the period of limitations applicable, under California law, for claims alleging a breach of contract, and shall apply to all notices or claims and/or liabilities for which a party is put on notice in accordance with the terms of this Agreement on or before the expiration of such applicable period, regardless of whether the actual costs and expenses are incurred or assessed after such period.

         9.9 Minimum Threshold to Assert Claims. Notwithstanding anything to the contrary herein, the indemnification hereunder shall not be required unless the aggregate amount of claims, losses, liabilities, damages, costs and expenses (including attorneys' fees) for which a claim hereunder is made exceeds
$10,000.00 (the "Basket"), At such time, the indemnification obligation hereunder shall encompass the full amount of such claim, as determined in accordance herewith, including the foregoing Basket (i.e., such Basket shall not be deemed or construed to be a deductible amount, but rather an aggregate minimum threshold in order to assert claims). The provisions of this Section 9.9 shall not apply to any of the claims, demands, petitions, offsets or liabilities referred to in Sections 4.2 or 9.3(a).

         9.10 Event of Default. Except as otherwise provided herein, in the event of an alleged breach of any of the terms or conditions of this Agreement, the parties shall conduct themselves in accordance with the terms and conditions Sections 9.6 and 9.7 above (e.g. specifying the nature of the claimed breach, a ten (10) day period for the breaching party to notify the non-breaching party of its position, and the procedures on resolution of claims, disputes and indemnification). Notwithstanding anything to the contrary contained herein, in the event that the Purchaser fails to cure any claimed breach or satisfy any monetary obligation within ten (10) days after receipt of written notice of the existence of a claimed duty to defend or liability arising out of the breach of any obligation by Purchaser to defend and/or indemnify Seller, and/or Practitioner of the claims, demands or offsets of the types described in Sections 4.1, 4.2 or 9,3 hereof, then a default by Purchaser shall exist under this Agreement.

         9.11 Compliance with Bulk Sales Laws. Purchaser and Seller hereby waive compliance by Purchaser and Seller with the bulk sales laws and any other similar laws in an applicable jurisdiction in respect of the transactions contemplated by this Agreement.

     10. Confidentiality. Purchaser acknowledges and agrees that the files, records and other information delivered to Purchaser relating to the Accounts contain patient information that are subject to the confidentiality and disclosure provisions of applicable ethical guidelines, federal and state statutes and regulations adopted pursuant thereto. Purchaser agrees that it will keep such information confidential and will utilize such information solely in connection with its collection of the Accounts.

     11. Jurisdiction and Place of Performance. The parties hereby declare that this Agreement is made and is to be performed in the County of Los Angeles, State of California. The parties hereby consent to the exclusive jurisdiction in a court in Los Angeles, California for any controversy relating to or arising out of this Agreement.

     12. Remedies Not Exclusive. Except as otherwise expressly provided for herein, no remedy under this Agreement is intended to be exclusive of any other right or remedy that any party may have against any other party, and each and every right and/or remedy shall be cumulative and in addition to any and every other right and/or remedy given hereunder or those provided by law or in equity.

     13. Miscellaneous.

         13.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether oral or written, regarding the same. This
Agreement may not be changed, modified, amended or supplemented except by a written executed by Seller and Purchaser.

         13.2 Assignment. This Agreement may not be assigned by either party without obtaining the express prior written consent of the other party, which consent shall not be unreasonably withheld.

         13.3 Survival. All covenants, representations, warranties and indemnities contained in this Agreement (and any and each other agreement or instrument delivered pursuant hereto) shall survive (a) the execution and delivery of this Agreement, and (b) the consummation of the transactions contemplated hereby.

         13.4 Waiver. No waiver of any of the provisions or conditions of this Agreement or of any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. No waiver of any condition or breach hereunder shall be deemed to be a waiver of any other condition or breach.

         13.5 Severability. Every section, paragraph, clause and sub-clause of this Agreement shall as far as possible be deemed to be severable from every other section, paragraph, clause and sub-clause. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, such holding shall not render any other provision of this Agreement unenforceable or invalid.

         13.6 Successors, Assigns, Etc. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

         13.7 Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof.

         13.8 Notice. All notices, requests, consents or other communications required or permitted to be given under this Agreement shall be in writing and will be deemed effective when delivered in person, or sent by certified or registered mail, postage prepaid, by the United States Postal Service or by reputable overnight courier service, or by facsimile to Purchaser at 950 Third Avenue, 20th Floor, New York, New York 10022, Telefacsimile: (212) 421-2947; and to Seller at 1516 Cotner Avenue, Los Angeles, California 90025-3303, attention Howard C. Berger M.D., Facsimile Number (310) 478-5810 with a copy to Alan N. Goldberg, Stern & Goldberg, 9150 Wilshire Boulevard, Suite 100, Beverly Hills, California 90212, Facsimile Number (310) 278-5248.

         13.9 Attorneys' Fees. The party Prevailing in any litigation or other proceeding arising out of or in connection with this Agreement shall be entitled, in addition to such other relief as may be granted, to reasonable attorneys' fees.

         13.10 Rights Cumulative. All rights, remedies and powers granted to Purchaser hereunder are cumulative and shall be in addition to all other rights, remedies and powers given hereunder, or in or by any other instrument, or available in law or equity.

         13.11 Public Announcements. Purchaser shall have the sole right, subject to Seller's consent, which shall not be unreasonably withheld, to make any public announcement of the transaction contemplated hereby in a form satisfactory to Purchaser.

         13.12 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement or instrument,


PRIMEDEX CORPORATION                   BRISTOL A/R. INC.



By: ____________________________       By: _____________________________

Title: ___________________________     Title: ____________________________